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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We agree to the inclusion in the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 of Telecomunicaciones de Puerto Rico, Inc., of our report, dated March 24, 2000, on our audits of the consolidated financial statements of Telecomunicaciones de Puerto Rico, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders' equity and cash flows for the period from March 2, 1999 to December 31, 1999 and the combined balance sheet of Puerto Rico Telephone Company, Inc. and Celulares Telefonica, Inc. (the "Predecessors") as of December 31, 1998 and their combined statements of operations, comprehensive income (loss), changes in shareholder's equity and cash flows for the period from January 1, 1999 to March 1, 1999 and the years ended December 31, 1998 and 1997.


DELOITTE & TOUCHE LLP
San Juan, Puerto Rico

March 30, 2000